UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

CRYO-CELL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 18, 2017, Cryo-Cell International, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, shareholders considered the election of five directors, the ratification of independent registered public accountants and the approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

The final result of the stockholder vote was certified on July 18, 2017 and is as follows:

1.	To consider for election five individuals to the Company’s Board of Directors

Under plurality voting, the five nominees who received the most “FOR” votes were elected as directors. The Company’s stockholders elected the Board of Director’s five nominees: Harold Berger; David Portnoy; Mark Portnoy; George Gaines; and Jonathan Wheeler, M.D. as directors, each for a one-year term, as follows:

Harold Berger

For	3,357,798
Withhold	76,043
Broker non-votes	3,151,110

George Gaines

For	3,402,648
Withhold	31,193
Broker non-votes	3,151,110

David I. Portnoy

For	3,380,451
Withhold	53,390
Broker non-votes	3,151,110

Mark L. Portnoy

For	3,370,588
Withhold	63,253
Broker non-votes	3,151,110

Jonathan H. Wheeler, M.D.

For	3,392,648
Withhold	41,193
Broker non-votes	3,151,110

2.	The ratification of the appointment of Porter Keadle Moore LLC as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2017.

For	Against	Abstain	Broker Non-Vote
6,584,951	12,507	3,474	—

3.	The approval of the Company’s non-binding resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
3,250,943	177,132	5,766	3,151,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: July 18, 2017	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer